Exhibit 99.3

SEPARATION AND TRANSITION SERVICES AGREEMENT

THIS SEPARATION AND TRANSITION SERVICES AGREEMENT (“Agreement”) is made as of this 17 day of May, 2010 (the “Effective Date”), by and between Peter B. Tarr (the “Employee”) and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a place of business at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157 (“FMC” and together with its subsidiaries and affiliates, “First Marblehead”).

WHEREAS, the Employee currently serves as an executive officer and the Chairman of the Board of Directors of FMC pursuant to that certain letter agreement dated June 10, 2005 (the “Offer Letter”);

WHEREAS, the Employee currently serves as Chairman of the Board of Directors of Union Federal Savings Bank (“Union Federal”), a wholly owned subsidiary of FMC;

WHEREAS, the parties desire to set forth certain terms and conditions relating to termination of the Employee’s status as an executive officer and director of FMC;

WHEREAS, following such termination, FMC desires to engage the Employee as temporary employee at-will to provide transition services to First Marblehead;

WHEREAS, the Employee desires to accept such employment on the terms and conditions set forth herein; and

WHEREAS, the parties intend that this Agreement supersedes and replaces in its entirety the Offer Letter, which shall hereafter be null and void and of no further force or effect.

NOW, THEREFORE, in consideration of the exchange of promises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree to the terms and conditions of this Agreement as follows:

SECTION 1.           RESIGNATION; SEPARATION.

1.1           Resignation; Separation Benefits.

(a)           Resignation.  The Employee agrees to resign as an executive officer, Chairman of the Board of Directors and as a member of the Board of Directors of FMC, effective on the date hereof, and will deliver the resignation letter in the form of Exhibit A hereto.  The Employee will continue to serve as Chairman of the Board of Directors of Union Federal, without additional remuneration, and as a temporary employee at-will of FMC on the terms set forth herein.

(b)           Severance.  In consideration of the Employee’s (i) execution and non-revocation of this Agreement, (ii) execution and non-revocation of the Release of Claims in the form of Exhibit B hereto as of the effective date of the termination of the Employee’s employment relationship with FMC (the “Termination Date”) and (iii) the covenants of the Employee pursuant to Section 1 of this Agreement, FMC will pay the Employee severance pay in the form of a lump-sum payment of $800,000, less all applicable state and federal taxes. This severance pay will be paid in accordance with FMC’s normal payroll procedures in effect on the Effective  Date, subject to Section 1.8(b) hereof, no later than 30 days following the date of this Agreement set forth above (the “Payment Date”), and FMC will enter into the employment relationship described in Section 2 below, in each case provided that the Employee has executed the release described in Section 1.2 of this Agreement on or before the Payment Date and, on or before the Payment Date, any applicable revocation period with respect to such release has expired without revocation by the Employee.

(c)           Benefits.  Effective as of the Effective Date, the Employee shall be considered to have elected to continue receiving group medical and dental insurance pursuant to the federal “COBRA” law, 29 U.S.C. § 1161 et seq.  During the period from the Effective Date through May 31, 2011, FMC shall continue to pay the share of the premium for such coverage that is paid by FMC for active and similarly-situated employees who receive the same type of coverage paid in accordance with FMC’s regular payroll practice for group medical and dental insurance.  The remaining balance of any premium costs, and all premium costs after May 31, 2011, shall be paid by the Employee on a monthly basis for as long as, and to the extent that, the Employee remains eligible for COBRA continuation.  All other benefits, including life insurance and long-term disability, will cease upon the Effective Date subject to any conversion rights that may otherwise exist under any applicable policy.

(d)           Restricted Stock Units.  203,350 of the Employee’s restricted stock units, representing all of the restricted stock units held by the Employee as of the Effective Date, shall immediately vest in full as of the Effective Date; provided, however, that (i) no shares will be delivered pursuant to the vesting of such units unless and until the Employee pays to FMC, or makes provision satisfactory to FMC for the payment of, any federal, state or local withholding taxes required by law to be withheld in respect of such units and (ii) Sections 2(d) and 2(e) of the restricted stock unit agreements between FMC and the Employee shall survive the acceleration of vesting effected by this Section 1(d).

(e)           Revocation; Acknowledgments.  The Employee acknowledges that (i) this Agreement, including the release of claims set forth in Section 1.2 hereof, constitutes a binding agreement with FMC, (ii) the Employee has been advised to consult with an attorney of his choosing before entering into this Agreement and has been advised that he may take up to 21 days to do so, and (iii) the Employee will have up to seven (7) days from the date he chooses to execute the Agreement (the “Revocation Period”) to revoke his acceptance by notifying the General Counsel of FMC in writing, and if the Employee revokes this Agreement during the Revocation Period described above, the Employee’s employment with FMC will immediately terminate, and he shall not receive any severance benefits from FMC, other than payment for his final wages, reimbursement of business expenses and any unused vacation time accrued through the Effective Date.

1.2           Release.  In consideration of the benefits provided in this Agreement, the Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges FMC, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, successors and assigns, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Employee ever had or now has against the Released Parties, including, but not limited to, those claims arising out of the Employee’s employment with and/or separation from FMC, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts

Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105D, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims pursuant to the Offer Letter, all claims to any non-vested ownership interest in FMC, contractual or otherwise, including, but not limited to, claims to stock, restricted stock units or stock options; and any claim or damage arising out of the Employee’s employment with or separation from FMC (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Employee from filing, cooperating with, or participating in any proceeding before the U.S. Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that the Employee acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding) and nothing herein shall be construed to release any claim the Employee has against FMC arising under this Agreement or the obligation of FMC to indemnify the Employee or advance expenses pursuant to any director and officer or other insurance coverage of FMC, the general corporate laws of any applicable jurisdiction, FMC’s restated certificate of incorporation, articles of incorporation, by laws, code of regulations or other charter documents.

1.3           Invention, Non-Disclosure, Non-Competition and Non-Solicitation Obligations.  The Employee hereby acknowledges and reaffirms his obligations pursuant to that certain  Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement executed by the Employee on June 10, 2005, including his obligations to keep confidential and not to disclose any and all non-public information concerning First Marblehead which he acquired during the course of his employment with FMC, including any non-public information concerning First Marblehead’s business and regulatory affairs, business prospects and financial condition.

1.4           Indemnification.  The Employee shall continue to have the right to be indemnified by First Marblehead pursuant to the terms of FMC’s restated certificate of incorporation, as amended, with respect to conduct or events occurring during the Employee’s employment by, or while serving as an officer or director of First Marblehead (including Union Federal), and rights under or with respect to the applicable directors and officers liability insurance policies of First Marblehead.

1.5           Return of Property.  The Employee hereby represents and covenants that on or prior to the Termination Date he will return to FMC all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers), FMC identification and any other First Marblehead-owned property in his possession or control.  The Employee further represents and covenants to leave intact all electronic First Marblehead documents, including but not limited to, those that the Employee developed or helped develop during his employment.  The Employee further confirms that he will cancel, or provide all information necessary for FMC to cancel, all accounts for his benefit, if any, in FMC’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

1.6           Non-Disparagement.  The Employee understands and agrees that, as a condition for payment to the Employee of the consideration described in Section 1.1 and the other benefits provided in this Agreement, the Employee shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of First Marblehead regarding First Marblehead or any of its directors, officers, employees, agents or representatives or about First Marblehead’s business affairs and financial condition.  FMC in turn agrees that it will instruct its directors and officers not to make any false, disparaging or derogatory statements about the Employee to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of First Marblehead.

1.7           Cooperation.  The Employee agrees to cooperate with FMC in the investigation, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of First Marblehead.  The cooperation of the Employee in connection with such claims or actions shall include, but not be limited to, being available to meet with First Marblehead’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by First Marblehead at mutually agreeable times and at locations mutually convenient to the Employee and First Marblehead.  FMC will reimburse the Employee for any expenses incurred in providing the cooperation required under this Section 1.7, subject to Section 1.8(c) hereof.

1.8           Tax Matters.

(a)           In connection with the severance benefits provided to the Employee pursuant to Section 1.1, FMC shall withhold and remit to the tax authorities the amounts required under applicable law, and the Employee shall be responsible for all applicable taxes with respect to such severance benefits under applicable law.  The Employee acknowledges that he is not relying upon advice or representation of FMC with respect to the tax treatment of any of the separation benefits set forth herein.

(b)           Subject to this Section 1.8(b), payments or benefits under Section 1 of this Agreement shall begin only upon the date of the Employee’s “separation from service” (determined as set forth below) which occurs on or after the Effective Date.  The following rules shall apply with respect to distribution of the payments and benefits, if any, to be provided to the Employee under Section 1 of this Agreement, as applicable:

(i)            It is intended that each installment of the payments and benefits provided under Section 1 of this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code, as amended, and the guidance issued thereunder (“Section 409A”).  Neither FMC nor the Employee shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(ii)           Each installment of the payments and benefits due under Section 1 of this Agreement that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the separation from service occurs, be paid within the Short-Term Deferral Period (as  defined under Section 409A) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A shall be paid in accordance with the terms of the Agreement.  ; and

(iii)          Each installment of the payments and benefits due under Section 1 of this Agreement that is not described in Section 1.8(b)(ii) above and that would, absent this subsection, be paid within the six-month period following your “separation from service” from FMC shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, the Employee’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the Employee’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth this Agreement; provided, however, that the preceding provisions of this sentence shall not apply to any installment of payments and benefits if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service).  Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the Employee’s second taxable year following his taxable year in which the separation from service occurs.

(iv)          The determination of whether and when the Employee’s separation from service from FMC has occurred shall be made and in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h).  Solely for purposes of this Section 1.8(b)(iv), “FMC” shall include all persons with whom FMC would be considered a single employer under Section 414(b) and 414(c) of the Code.

(c)           All reimbursements and in-kind benefits provided under Section 1 of this Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

SECTION 2.           TEMPORARY EMPLOYMENT ARRANGEMENTS.

2.1           Transition Services.  Following the Effective Date, the Employee agrees to perform such consulting, advisory and related services to and for First Marblehead as may be reasonably requested from time to time by the Lead Director of the Board of Directors of FMC, and as shall be set forth in statements of work to be provided by FMC to the Employee (the “Services”).  The Employee will make himself reasonably available to First Marblehead on an on-call and as-needed basis on all dates and times within the Transition Period (as defined below) for the purpose of providing the Services.  For purposes of the preceding sentence, “reasonably available” includes being reasonably available by telephone and email and, if reasonably requested by First Marblehead, in person.  When First Marblehead makes any inquiry to the Employee, the Employee will respond within a reasonable time period and will take action by providing any reasonably requested Services, including providing written reports, summaries, memoranda and the like, and attending and participating in meetings as may be requested by First Marblehead. FMC will provide such administrative assistance and temporary office space as reasonably required by the Employee to perform the Services.

2.2.          Standard of Care.  The Employee will perform the Services diligently and to the best of his abilities, and in a professional, businesslike, and efficient manner.  The Employee agrees that the nature of the relationship formed through this Agreement places the Employee in a position of high trust and confidence as to First Marblehead.  During the Transition Period, the Employee shall not engage in any activity that has a conflict of interest with First Marblehead, including any competitive employment, business, or other activity, and shall refrain from any act or omission that would, directly or indirectly, injure the business, interests, or reputation of First Marblehead.

2.3           Term.  This Agreement shall commence on the date hereof and shall continue until the Termination Date (such period, the “Transition Period”), as determined pursuant to Section 2.6 below.

2.4.          Compensation.

(a)           Fees.  As full payment for the satisfactory performance of the Services, FMC shall pay to the Employee fees of $66,666.67 per month, payable in accordance with the FMC’s normal payroll procedures in effect on the date hereof.  Payment for any partial month shall be prorated.

(b)           Reimbursement of Expenses.  FMC shall reimburse the Employee for all reasonable and necessary expenses incurred or paid by the Employee in connection with, or related to, the performance of the Services, in accordance with the FMC’s normal payroll policies and procedures in effect on the date hereof.  Notwithstanding the foregoing, the Employee shall not incur total expenses in excess of $500 per month without the prior written approval of the Lead Director of FMC.  The reimbursement of expenses shall be subject to Section 1.8(c) hereof.

(c)           Benefits.  Except as set forth in Section 1.1(c) and Section 1.4 of this Agreement, the Employee shall not be entitled to any benefits, coverages or privileges, including, without limitation, equity grants or social security, unemployment, medical or pension payments, made available to employees of FMC.

2.5           Representations and Warranties of the Employee.  The Employee represents, warrants and covenants to FMC that:

(a)           Neither the execution nor delivery of this Agreement, nor performance of the Services, conflicts with or results in a breach of any agreement or instrument to which the Employee is a party, including any agreement that obligates the Employee to keep in confidence any trade secrets or confidential or proprietary information of any third party or to refrain from competing, directly or indirectly, with the business of any other party.  The Employee will not disclose to FMC any trade secrets or confidential or proprietary information of any third party.

(b)           In the performance of the Services, the Employee will comply with all applicable laws and regulations of the United States and of any state or political subdivision thereof.  The Employee agrees to comply at all times with FMC’s policies relating to information security and access to any business facility of FMC.

(c)           The Services and deliverables will conform to the specifications reasonably requested by FMC.  All items developed by the Employee shall be his original work product and such items shall not infringe the patent, copyright, trade secret or other proprietary rights of any third party.

2.6           Termination.  Each of the Lead Director of FMC, on behalf of FMC, and the Employee may, without prejudice to any right or remedy it or he may have due to any failure of the other party to perform its obligations under this Agreement, terminate the Transition Period upon 30 days’ prior written notice to the other party.  In the event of such termination, the Employee shall be entitled to payment for services performed and expenses paid or incurred prior to the Termination Date, subject to the limitation on reimbursement of expenses set forth in Section 2.4(b).  Such payments to the Employee, together with the severance payment set forth in Section 1.1(b), benefits continuation set forth in Section 1.1(c) and indemnification obligations set forth in Section 1.4, shall constitute full settlement of any and all claims of the Employee of every description against FMC. In addition, on the Termination Date, FMC shall pay to the Employee reimbursement for business expenses and accrued but unused vacation of the Employee. Notwithstanding the foregoing, FMC may terminate the Transition Period, effective immediately upon Employee’s receipt of written notice, if the Employee breaches or threatens to breach any representation, warranty, covenant or other provision of this Agreement.

2.7           Confidentiality.

(a)           The Employee acknowledges that he will, in the course of performing his responsibilities under this Agreement, have access to or acquire Proprietary Information (as defined below).

(b)           As used in this Agreement, the term “Proprietary Information” shall mean all information, knowledge or data, in any form or media, relating to First Marblehead, its clients or affiliates of First Marblehead (including securitization trusts), including proprietary programs or initiatives, methods of operation, loan program parameters, regulatory correspondence, relationships and interactions, marketing data, financial information and projections, strategic insights or plans, statistical models, formulae, forecasts, records, loan pool data, prepayment data, default and recovery statistics, risk management strategies, recovery strategies, and such other trade secrets or information as may be supplied by or on behalf of First Marblehead (whether by written, oral or electronic transmission) and which is not generally ascertainable from public or published information.  In addition, the term “Proprietary Information” shall be deemed to include any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by or on behalf of First Marblehead that contain, reflect or are based upon, in whole or in part, any Proprietary Information furnished to the Employee.  All information that is disclosed by First Marblehead, including information that is disclosed orally or visually, shall be presumed to be Proprietary Information and confidential unless otherwise specifically identified in writing by First Marblehead.

(c)           The Employee shall use the Proprietary Information only in providing the Services, and such Proprietary Information shall not be used for any other purpose whatsoever without the prior written consent of FMC.  The Employee shall hold in strict confidence, and not disclose to any person, any Proprietary Information; provided however, that the Employee may make any disclosure of such information to which FMC gives its prior written consent.  The Employee shall be responsible to FMC for any disclosure or misuse of Proprietary Information by anyone obtaining access to Proprietary Information from the Employee.  The Employee will promptly report to FMC any suspected or actual violation of the terms of this Agreement and will take, at his sole expense, all commercially reasonable further steps requested by FMC to prevent, control or remedy any such violation.

(d)           The obligations of the Employee specified in Section 2.7(c) above shall not apply, and the Employee shall have no further obligations, with respect to any Proprietary Information to the extent such Proprietary Information: (a) is generally known to the public at the time of disclosure or becomes generally known to the public without the Employee violating this Agreement; (b) becomes known to the Employee through disclosure by a source other than First Marblehead, provided that such source did not breach any confidentiality obligation; or (c) is independently developed by the Employee without reference to or reliance on Proprietary Information, which the Employee can demonstrate by contemporaneous records.

(e)           Upon the request of First Marblehead made at any time, the Employee will promptly (i) return to FMC any original copies of Proprietary Information in any form, including, but not limited to any compilations or summaries thereof, (ii) destroy all notes, reports or other documents prepared by the Employee containing, reflecting or based upon, in whole or in part, any Proprietary Information; (iii) destroy any Proprietary Information that is in electronic form or cannot otherwise be returned to FMC; (iv) not retain any copies, extracts or reproductions, in whole or in part, of any of the foregoing and (v) provide written certification of the Employee’s compliance with his obligations under this Section 2.7(e).

(f)            The Employee agrees that the provisions of this Section 2.7 are necessary for the protection of the business and goodwill of First Marblehead and are considered by the Employee to be reasonable for such purpose.  The Employee further agrees that any breach or threatened breach of this Section 2.7 by the Employee will cause First Marblehead not only financial harm, but substantial and irreparable harm such that money damages will not provide an adequate remedy.  In the event of a breach or threatened breach of this Section 2.7 by the Employee, FMC shall, in addition to any other rights and remedies it may have, be entitled to seek specific performance or an injunction (without the necessity of posting any bond or surety) restraining the Employee from disclosing or using, in whole or in part, any Proprietary Information.

2.8           Developments.

(a)           Assignment.  All inventions, discoveries, computer programs, data, technology, designs, innovations, improvements and works of authorship (whether or not patentable and whether or not copyrightable) (“Developments”) which are made, conceived, reduced to practice, created, written, designed or developed by the Employee, solely or jointly with others and whether during normal business hours or otherwise, (i) during the Transition Period if related to the business of First Marblehead or (ii) after the Transition Period if resulting or directly derived from Proprietary Information, shall be the sole property of FMC.  The Employee hereby assigns to FMC all Developments and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of FMC as its duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority.  Upon the request of FMC, the Employee shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Developments to FMC and to assist FMC in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Development.  The Employee also hereby waives all claims to moral rights in any Developments.

(b)           Disclosure.  The Employee shall promptly disclose to FMC all Developments and will maintain adequate and current written records (in the form of notes, memoranda and as may be specified by FMC) to document the conception and/or first actual reduction to practice of any Developments.  The Employee shall not disclose any Development to any third party without the express written permission of FMC, and all Developments shall be treated as Proprietary Information.  Such written records shall be available to and remain the sole property of FMC at all times.

(c)           Injunctive Relief. The Employee acknowledges that any breach of the provisions of this Section 2.8 shall result in serious and irreparable injury to First Marblehead for which First Marblehead cannot be adequately compensated by monetary damages alone.  The Employee agrees, therefore, that, in addition to any other remedy it may have, FMC shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting any surety or bond.

2.9           Performance of the Services.  The Employee shall have the right to control and determine the time, place, methods, manner and means of performing the Services.  In performing the Services, the amount of time devoted by the Employee on any given day will be entirely within the Employee’s control, and First Marblehead will rely on the Employee to put in the necessary number of hours to fulfill the requirements of the Agreement.  Except as set forth in Section 2.1, the Employee (a) will provide all equipment and supplies required to perform the Services and (b) is not required to submit reports to First Marblehead, nor to attend regular meetings at First Marblehead, but upon reasonable notice and at the First Marblehead’s request, the Employee shall meet with representatives of First Marblehead at a location to be designated by the parties.  In the performance of the Services, the Employee has the authority to control and direct the performance of the details of the Services, First Marblehead being interested only in the results obtained.  However, the Services contemplated herein must meet First Marblehead’s standards and approval and shall be subject to First Marblehead’s general right of inspection and supervision to secure their satisfactory completion.

2.11           Assignment.  The Employee may not assign any of his rights or delegate any of his duties or obligations hereunder without the prior written consent of FMC. The rights and obligations of First Marblehead hereunder shall inure to the benefit of and be binding upon the successors and assigns of FMC.

SECTION 3.           MISCELLANEOUS.

3.1           Choice of Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to the conflict of law provisions thereof. The Employee hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

3.2           Notices. All notices, requests, demands, and other communications shall be deemed to have been given if the same shall be in writing and shall be delivered personally, sent via overnight courier or sent by registered or certified mail, postage prepaid, to the addresses set forth in FMC’s records for the Employee and for FMC at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

3.3           Waiver.  No delay or omission by FMC in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by FMC on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.  No waiver by FMC shall be effective unless such waiver is in writing and signed by FMC.

3.4           Severability.  The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, which remaining terms and provisions shall remain unmodified and in full force and effect.

3.5           Regulatory Condition; Validity.  The Employee acknowledges that this Agreement may remain subject to regulatory review and approval and shall not be binding on FMC unless and until all required regulatory approvals have been received. Any distribution, acceleration, vesting or payment of benefits to the Employee pursuant to this Agreement or otherwise, is and shall be subject to and conditioned upon prior compliance with all applicable regulatory provisions and requirements, including without limitation the prior regulatory approval requirements of the U.S. Office of Thrift Supervision and the Federal Deposit Insurance Corporation.  Should any provision of this letter agreement be declared or be determined by the U.S. Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any court of competent jurisdiction to be illegal, invalid, impermissible void or contrary to public policy or safe and sound banking practices, the validity of the remaining parts, terms or provisions shall not be affected thereby and said part, term or provision declared or determined to be illegal, invalid, impermissible, void or contrary to public policy or safe and sound banking practices shall be deemed not to be a part of this letter agreement.

3.6           Permitted Filings.  First Marblehead may file this Agreement with any regulatory or self-regulatory entity having jurisdiction over First Marblehead, including but not limited to the U.S. Office of

Thrift Supervision, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission.

3.7           Surviving Sections.  The Employee’s obligations under Sections 1.1(b), 1.3, 1.6, 1.7, 2.5, 2.7 and 2.8, and FMC’s obligations under Sections 1.1(b), 1.1(c), 1.4, 1.6 and 1.7, will survive the termination or expiration of this Agreement.  In addition, Sections 3.1, 3.3, 3.4 and 3.6 will survive the termination or expiration of this Agreement.

3.8           Counterparts.  For the convenience of the parties, this Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original, and both of which, taken together, shall constitute one agreement binding on both parties.

3.9           Entire Agreement; Amendment.  The Agreement supersedes all prior agreements and understandings between the parties for performance of the Services, including without limitation the Offer Letter and, together with the agreements referenced herein, other than the Offer Letter, constitutes the complete agreement and understanding between the parties.  This Agreement may be amended or modified only by a written instrument executed by both FMC and the Employee.

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IN WITNESS WHEREOF, the parties hereto have executed this Separation and Transition Services Agreement as of the day and year first written above.

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Kenneth Klipper	By:	/s/ Peter B. Tarr
	Kenneth Klipper		Peter B. Tarr
Chief Financial Officer

Exhibit A

May 17, 2010

The Board of Directors

The First Marblehead Corporation

800 Boylston Street, 34th Floor

Boston, MA 02199-8157

Gentlemen:

Please accept my resignation, effective immediately, from any office, directorship or other positions that I may hold with The First Marblehead Corporation and its affiliates; provided, however, that I do not resign as a director of Union Federal Savings Bank or as an employee of The First Marblehead Corporation.

Very truly yours,

Peter B. Tarr

Exhibit B

RELEASE OF CLAIMS

This Release of Claims forms a part of that certain Separation and Transition Services Agreement (the “Transition Services Agreement”) by and between Peter B. Tarr (the “Employee”) and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a place of business at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157 (“FMC” and together with its subsidiaries and affiliates, “First Marblehead”).

1.             Employee Release.  In consideration of the benefits provided in the Transition Services Agreement, the Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges FMC, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, successors and assigns, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Employee ever had or now has against the Released Parties, including, but not limited to, those claims arising out of the Employee’s employment with and/or separation from FMC, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105D, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims pursuant to the Offer Letter, all claims to any non-vested ownership interest in FMC, contractual or otherwise, including, but not limited to, claims to stock, restricted stock units or stock options; and any claim or damage arising out of the Employee’s employment with or separation from FMC (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Release of Claims prevents the Employee from filing, cooperating with, or participating in any proceeding before the U.S. Equal Opportunity Employment Commission or a state Fair Employment Practices Agency (except that the Employee acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding) and nothing herein shall be construed to release any claim the Employee has against FMC arising under the Transition Services Agreement or the obligation of FMC to indemnify the Employee or advance expenses pursuant to any director and officer or other insurance coverage of FMC, the general corporate laws of any applicable jurisdiction, FMC’s restated certificate of incorporation, articles of incorporation, by laws, code of regulations or other charter documents.

The Employee acknowledges that (i) this Release of Claims constitutes a binding agreement with FMC, (ii) the Employee has been advised to consult with an attorney of his choosing before entering into this Release of Claims and has been advised that he may take up to 21 days to do so, and (iii) the Employee will have up to seven (7) days from the date he chooses to execute this Release of Claims (the “Revocation Period”) to revoke his acceptance by notifying the General Counsel of FMC in writing, and if the Employee revokes this Release of Claims during the Revocation Period described above, and he shall not be entitled to any benefits from FMC provided in the Transition Services Agreement, other than payment for his final wages, reimbursement of business expenses and any unused vacation time accrued through the Termination Date (as defined in the Transition Services Agreement).

2.             Return of Property.  The Employee hereby represents that he has returned to FMC all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers), FMC identification and any other First Marblehead-owned property in his possession or control.  He also represents that he has left intact all electronic First Marblehead documents, including but not limited to, those that the Employee developed or helped develop during his employment.  The Employee further confirms that he has cancelled, or has provided all information necessary for FMC to cancel, all accounts for his benefit, if any, in FMC’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

3.             Non-Disparagement.  The Employee reaffirms his obligation not to make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of First Marblehead regarding First Marblehead or any of its directors, officers, employees, agents or representatives or about First Marblehead’s business affairs and financial condition.  FMC in turn reaffirms that it has instructed its directors and officers not to make any false, disparaging or derogatory statements about the Employee to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of First Marblehead.

4.             Invention, Non-Disclosure, Non-Competition and Non-Solicitation Obligations. The Employee reaffirms his obligations pursuant to (i) the Transition Services Agreement and (ii) that certain Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement executed by the Employee on June 10, 2005, including his obligations to keep confidential and not to disclose any and all non-public information concerning First Marblehead which he acquired during the course of his employment with FMC, including any non-public information concerning First Marblehead’s business and regulatory affairs, business prospects and financial condition.

5.             Cooperation.  The Employee reaffirms his obligations to cooperate with FMC in the investigation, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of First Marblehead.  The cooperation of the Employee in connection with such claims or actions shall include, but not be limited to, being available to meet with First Marblehead’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by First Marblehead at mutually agreeable times and at locations mutually convenient to the Employee and First Marblehead.  FMC will reimburse the Employee for any expenses incurred in providing the cooperation required under this Section 5, subject to Section 1.8(c) of the Transition Services Agreement.

6.             Applicable Law — This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.  The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Release of Claims as of the        day of                 , 201    first written above.

THE FIRST MARBLEHEAD CORPORATION

By:		By:
	Name:		Peter B. Tarr
Title: